Impreso, Inc. Announces Plans to Voluntarily File for Deregistration With SEC

COPPELL, TX -- 08/28/2006 -- Impreso, Inc. (NASDAQ: ZCOM), which through its subsidiaries is involved in (1) the manufacture and distribution of paper and film hard copy imaging products for commercial and home office applications; (2) the development of eCommerce initiatives; and (3) natural spring water bottling and distribution, today reported its intention to voluntarily deregister its securities with the Securities & Exchange Commission ("SEC") and delist from the Nasdaq Capital Market.

The Company intends to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, by filing a Form 15 with the SEC. It is eligible to voluntarily deregister because it has fewer than 300 shareholders of record. Deregistration is expected to become final within 90 days, subject to SEC approval. The Company has also notified the Nasdaq Stock Market, LLC that it will voluntarily delist its common stock. The Company expects to have its common stock to continue to be quoted by the Pink Sheets' Electronic Quotation Service, but can not make assurances that any broker will make a market in the company's common stock.

"The Board of Directors made this decision based on several factors, including the disproportionately large costs of preparing and filling periodic reports with the SEC; the elimination of substantial increases in legal, audit and other costs associated with being a reporting company; the limited nature and extent of current trading in the company's stock; the concentration of stock ownership in relatively few holders; and the lack of analysts' coverage and minimal liquidity for the stock," stated Marshall Sorokwasz, CEO and President of Impreso, Inc. "Many small public companies like Impreso, Inc. are choosing to deregister because of these same concerns."

"Our Board of Directors determined that the increasing financial cost and commitment of management's time to ongoing SEC reporting and complying with the many new regulations that have been adopted, is not justified in Impreso, Inc.'s circumstances," continued Mr. Sorokwasz. "We believe that freeing up these resources will create value for our shareholders by allowing us to better execute tactical and strategic plans, and improve our long term financial strength."

About Impreso, Inc.

Impreso, Inc. is a holding company for TST/Impreso, Inc., Alexa Springs, Inc., and HotSheet.com, Inc. TST/Impreso, Inc. is a manufacturer and distributor of hard copy imaging products for commercial and home use in domestic and international markets. Alexa Springs, Inc. is a natural spring water bottling operation. HotSheet.com, Inc. primarily owns HotSheet.com, a single-page, online Internet directory with categorized links to premier web destinations. The Company's website domains are www.impreso.com, www.tstimpreso.com., www.alexasprings.com, and www.hotsheet.com.

Impreso, Inc. is headquartered in Coppell, Texas, and its common stock trades on the Nasdaq Capital Market under the symbol "ZCOM."

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "should" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, paper prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:

Marshall Sorokwasz
(972) 462-0100 (ext. 1103)

Tammy Yahiel
General Counsel
(972) 462-0100 (ext. 1117)
yahiel@tstimpreso.com